Exhibit 10.3

SUBJECT TO FED. R. EVID. 408

JUDGMENT SHARING AGREEMENT BETWEEN

MASTERCARD AND VISA IN THE DISCOVER LITIGATION

This Judgment Sharing Agreement (the “Agreement”) between MasterCard and Visa in the Discover Litigation is made, as of July 29, 2008 (the “Effective Date”), between Visa Inc. and MasterCard Incorporated (the “Parties,” and each a “Party”). The Parties seek through this Agreement to provide for the apportionment of certain costs and liabilities, as described herein, which they may incur jointly and/or severally in the event of an adverse judgment, or settlement or settlements, in Discover Financial Services v. Visa U.S.A. Inc., Case No. 04-CV-07844 (S.D.N.Y.) (the “Litigation”). In consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

Definitions

A.	“Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity that directly or indirectly Controls or is Controlled by or is under common Control with a Person, including any such entity that is Controlled by a Person after the Effective Date.

B.	“Claim” shall mean any and all manner of claims, demands, actions, causes of action, suits, damages, liabilities, judgments, debts, claims over, accounts, warranties, liens, costs or expenses whatsoever, whether based in contract law, tort law, equity, statute, or regulation that are known as of the Effective Date. A Claim shall not include any payments due or other obligations owed under contracts or agreements that do not pertain to the Litigation and which continue to remain in effect after the Effective Date. “Claims” shall mean more than one Claim.

C.	“Control” (including the terms “Controls,” “Controlled by” or “under common Control with”) shall mean ownership, directly or through one or more Affiliates, in the case of a corporation, of fifty percent (50%) or more of the shares of the stock entitled to vote for the election of directors (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular

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jurisdiction), or, in the case of any other entity, fifty percent (50%) or more of the equity interests (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) and having equal or more control of the board of directors or equivalent governing body of such entity.

D.	“Discover” means Discover Financial Services, DFS Services LLC, and Discover Bank.

E.	“Final Judgment” means that portion of a judgment for monetary relief of any kind, including any award of compensatory, treble, or other damages and interest, court costs, attorneys’ fees, or expenses, entered on Claims in the Litigation by a court on the basis of trial, summary judgment, judgment as a matter of law, or any other basis, which (a) is immediately enforceable and has not been stayed pending appeal or (b) becomes final after exhaustion of all appeals or other judicial review or expiration of the time to obtain further judicial review. For purposes of this Agreement, the Final Judgment shall be calculated prior to offset or reduction on account of settlement payments by a party that does not comply with the provisions of paragraph 4 of this Agreement.

F.	“MasterCard” refers collectively to MasterCard International Incorporated, MasterCard Incorporated, currently doing business as MasterCard Worldwide, and their Affiliates.

G.	“MasterCard Member” shall mean a Person authorized by MasterCard or its Affiliates to be an issuer or acquirer of Payment Cards with any MasterCard brand or any Person otherwise admitted to membership under the rules of MasterCard.

H.	“Payment Cards” shall mean credit cards, debit cards, charge cards, prepaid cards, stored value cards, commercial cards, virtual cards, and other payment transaction products or devices (including those that do not utilize a tangible card).

I.	“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust, common or collective fund, association, private foundation, joint stock company or other entity.

J.	“Visa” refers collectively to Visa Inc., Visa U.S.A. Inc., Visa International Service Association, and their Affiliates.

K.	“Visa Europe” shall mean Visa Europe Limited, Visa Europe Services Inc., and their Affiliates.

L.	“Visa Member” shall mean a Person authorized by Visa or its Affiliates or by Visa Europe to be an issuer or acquirer of Payment Cards with any Visa brand or any Person otherwise admitted to membership under the rules of Visa or Visa Europe.

M.	“Visa U.S.A.” refers to Visa U.S.A. Inc.

N.	“Visa International” refers to Visa International Service Association.

SUBJECT TO FED. R. EVID. 408

Agreement

1.	Sharing of Final Judgment. Subject to paragraph 4 below, each Party shall pay the portion of any Final Judgment enforced against any Party as set forth in this paragraph:

(a)	Visa shall pay the “Visa Share,” which shall equal the sum of:

(i)	****

(ii)	****

(iii)	****

(b)	MasterCard shall pay the “MasterCard Share,” which shall equal the sum of:

(i)	****

(ii)	****

(iii)	****

2.	Repayment of Overpayments. If a Party makes judgment payments to Discover in excess of its share of a Final Judgment as set forth in paragraph 1 (an “Excess Payment,” and such Party an “Overpaying Party”), then the other Party will reimburse the Overpaying Party to the extent of its Excess Payment. The Overpaying Party’s right to reimbursement for its Excess Payment shall be enforceable in a proceeding for contribution or indemnity. A Party may make demand for payment pursuant to this paragraph at any time after making an Excess Payment. A Party shall pay any proper claim for contribution, indemnity, or reimbursement under this paragraph within 21 days of demand.

3.	Settlement. In the event the Parties reach a mutually acceptable, aggregate settlement with Discover, each Party shall pay the portion of any such settlement pursuant to the allocation provided in paragraph 1. Any Party may settle claims asserted against it in the Litigation at any time at its sole discretion.

4.	Relief from Judgment Sharing Obligation. A party that settles claims asserted against it in the Litigation shall have no obligation to share in a Final Judgment pursuant to this Agreement if and only if the conditions in sub-paragraphs (a)-(c) immediately below are satisfied:

(a)	****

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(b)	In the case of a settlement by Visa:

(i)	****

(ii)	****

(c)	In the case of a settlement by MasterCard:

(i)	****

(ii)	****

(d)	Any dispute regarding the value of non-cash consideration paid by a Party as consideration for a settlement shall be resolved pursuant to the provisions of paragraph 12.

(e)	Overturned, Modified, or New Judgment. If (a) a Final Judgment is modified at any time after it becomes a Final Judgment and, as so modified (the “Modified Judgment”), becomes final after exhaustion of all appeals or other judicial review or expiration of the time to obtain further judicial review, or (b) after a Final Judgment is vacated or overturned, a new Final Judgment (“New Judgment”) is subsequently entered, then the sharing obligations of each Party shall be recalculated under the terms of this Agreement to reflect the Modified Judgment or New Judgment, as applicable.

5.	Repayment. If Discover receives payment from a Party based on a claim asserted in the Litigation and Discover is no longer entitled to some or all of that payment as a result of the reversal, vacatur, or modification of a Final Judgment (an “Overpayment”), and if a Party later succeeds in recovering the Overpayment in whole or in part, such recovery (including any interest recovered) shall be taken into account for purposes of determining the sharing, indemnity, and contribution obligations arising under this Agreement. Unless and until an Overpayment is recovered by a Party, however, the Overpayment shall be treated as a payment towards the satisfaction of a Final Judgment for purposes of this Agreement, provided that the Overpayment was made in satisfaction or partial satisfaction of what was, at the time the payment was made, a Final Judgment as defined by this Agreement.

6.	No Admission of Liability. Nothing contained herein is intended to be, nor shall be deemed to be, an admission of any liability to anyone or an admission of the existence of facts upon which liability could be based other than to the Parties pursuant to the terms of this Agreement.

SUBJECT TO FED. R. EVID. 408

7.	No Third-Party Beneficiaries. This Agreement is made and shall be binding on and inure solely to the benefit of the Parties and their respective successors or permitted assigns but otherwise confers no rights or defenses upon any non-Party. A Party may not assign any of its obligations under this Agreement to another person or entity without the written consent of each other Party. Subject to the foregoing, each Party shall require any entity(ies) that, as a result of any merger, purchase of assets, reorganization or other transaction, acquires or succeeds to all or substantially all of the business or assets of such Party to assume the obligations of such Party under this Agreement pursuant to a binding and effective written assumption agreement, with reasonable advance written notice of the assumption agreement to the other Party.

8.	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles. All Parties hereby agree that this Agreement is consistent with public policy.

9.	Confidentiality. Each Party has independently determined its securities law obligations arising from this Agreement. Taking into account those obligations, the Parties agree that to the extent there is a disclosure of the Agreement, each Party will take reasonable steps to ensure confidential treatment of paragraphs 1(a)(i)-(iii), 1(b)(i)-(iii), as well as paragraphs 4(a), 4(b)(i)-(ii) and 4(c)(i)-(ii) of the Agreement from Securities and Exchange Commission or any other party to which disclosure is made. Each Party agrees to give the other Party reasonable notice in the event it decides to take any action that will disclose paragraphs 1(a)(i)-(iii), 1(b)(i)-(iii), or any part of paragraphs 4(a), 4(b)(i)-(ii) and 4(c)(i)-(ii) of this Agreement, or that otherwise is inconsistent with the second sentence of this paragraph 9. Further, the Parties agree that the terms and conditions of this Agreement shall remain confidential with the following exceptions: (1) the Parties may disclose the terms and conditions of this Agreement to the extent such disclosure is required by law or regulation or any rule or requirement of any stock exchange, self-regulatory agency (including the National Association of Securities Dealers) or rating agency; (2) the Parties may disclose the terms and conditions of this Agreement to the extent such disclosure is required by court order or rule; (3) the Parties may disclose the terms and conditions of this Agreement to the extent such disclosure is necessary to the Parties’ financial and legal advisors and other third parties that are involved in asset review, audit, or other due diligence, provided reasonable precautions are taken to ensure the continued confidentiality of the information disclosed; (4) the Parties may disclose the terms and conditions of this Agreement to the extent disclosure is necessary to enforce or comply with the terms of this Agreement, provided reasonable precautions are taken to ensure the continued confidentiality of the information disclosed; (5) Visa may disclose the terms and conditions of this Agreement to Visa’s Members to the extent required to obtain the consent of such Members required by the Visa rules, provided that reasonable precautions are taken to ensure continued confidential treatment of the information disclosed; and

SUBJECT TO FED. R. EVID. 408

(6) the Parties may disclose the terms and conditions of this Agreement pursuant to written agreement of the Parties. Except with regard to disclosure under exception (3), in the event of disclosure under this paragraph, the disclosing party must provide reasonable advance written notice to the other party as soon as practicable. In the event either Party determines that any disclosure of the terms and conditions of this Agreement is required by law or regulation or any rule or requirement of any stock exchange, self-regulatory agency (including the National Association of Securities Dealers) or rating agency, the other Party also may disclose the terms and conditions of the Agreement to the same extent. Further, in the event of disclosure under exception (2), the disclosing party must provide reasonable advance written notice to the other party as soon as practicable after receiving a request or demand for such disclosure, and will not make such disclosure until the other party has been given a reasonable opportunity to oppose or object to such production. For the avoidance of any doubt, nothing herein shall preclude any Party from disclosing either (i) that the Visa Share of any Final Judgment or Settlement is larger, based primarily on relevant volumes, or (ii) that the Visa Share of any Final Judgment or Settlement is the substantial majority, based primarily on relevant volumes. Further, nothing herein shall preclude any Party from disclosing this Agreement, or any provision of this Agreement, to the extent (a) the Securities and Exchange Commission or other regulatory authority has denied a request for confidential treatment (provided reasonable efforts are made to persuade the Securities and Exchange Commission or other regulatory authority, and provided the other Party is notified in advance of the pending disclosure), or (b) to the extent it has otherwise become public through no violation of this Agreement.

10.	Interpretation. For purposes of interpretation, this Agreement shall be deemed to have been drafted by the Parties equally and no ambiguity shall be resolved against any Party by virtue of their participation in the drafting of this Agreement.

11.	Assignability. No Party may assign all or any of its rights or obligations under this Agreement without the express written consent of the other Party. This Agreement shall apply to and bind the Parties and their respective successors in interest, including any entity succeeding to or acquiring a controlling interest in any significant, wholly-owned business division of a Party or a significant portion of the Party’s assets.

12.	Dispute Resolution. Resolution of disputes between the Parties shall be subject to the following dispute resolution procedures.

(a)	All disputes between the Parties concerning the interpretation and enforcement of this Agreement shall be subject to a dispute resolution format that includes: (i) written notice setting forth a brief description of the claim; (ii) an opportunity to cure within 30 days of receipt of the notice; and (iii) binding arbitration in the event that such resolution does not occur within the time frame set forth above. Such arbitration will be

SUBJECT TO FED. R. EVID. 408

in accordance with the Center for Public Resources (“CPR”) Rules for Non-Administered Arbitration in effect on the date of this Agreement. Such arbitration shall be conducted, as follows: (i) presumptively, there will be limited discovery; (ii) presumptively, there will be a hearing of no more than three (3) days; and (iii) presumptively, the binding arbitration shall be concluded within twenty (20) business days from the latter of the completion of discovery or selection of the three arbitrators, provided that upon good cause shown, the arbitrators may allow for additional time not to exceed forty (40) business days from the latter of the completion of discovery or selection of the three arbitrators.

(b)	Selection and Number of Arbitrators. A panel of three arbitrators shall conduct the arbitration proceeding. The arbitrators shall be selected as follows: (i) the Party initiating the arbitration proceeding shall have absolute discretion to select one of the three arbitrators, provided such selection is proper pursuant to the CPR Rules for Non-Administered Arbitration, within three business days of the demand for arbitration; (ii) the Party responding to the arbitration proceeding shall have absolute discretion to select one arbitrator, provided such selection is proper pursuant to the CPR Rules for Non-Administered Arbitration, within five business days of the selection of the first arbitrator; and (iii) the two arbitrators so selected shall jointly select a third arbitrator (the “Neutral”) that formerly served as a Federal judge or has substantial experience in complex arbitration proceedings, and in either case preferably possesses experience in the electronic payment industry, within five business days of the selection of the second arbitrator. If the two Party arbitrators selected under (i) and (ii) above cannot agree on a Neutral within the time provided, the Parties shall each exchange lists of three qualified candidates and any candidate appearing on both lists shall be selected as the Neutral, with this process continuing up to three times until a candidate appears on both lists. If this process does not succeed with the selection of a Neutral within an additional five business days, the Parties shall request that the CPR select a Neutral possessing the above qualifications.

(c)	Venue. The Party responding to the arbitration proceeding shall have the right to select either San Francisco, California or New York, New York as the location of the arbitration proceeding, unless otherwise agreed by the Parties. The arbitrators need not be located in or near the selected venue so long as they are willing to travel to the venue to conduct the arbitration.

(d)	Applicable Rules. The CPR Rules for Non-Administered Arbitration shall govern any arbitration proceeding. In the event of any conflict or inconsistency between the CPR Rules for Non-Administered Arbitration and the provisions of this Agreement, the provisions of this Agreement shall govern.

SUBJECT TO FED. R. EVID. 408

13.	Counterparts. This Agreement may be executed in counterparts with the same force and effect as if executed in one complete and original document.

14.	Severability. If any paragraph or clause of this Agreement is found to be illegal or invalid or unenforceable for any reason, it shall be deemed to be modified to the minimum extent necessary to cure such illegality, invalidity, or unenforceability and the remaining paragraphs and clauses of this Agreement will remain in full force and effect. In the event any Party claims an invalidated provision was material to the consideration for this Agreement, the question of materiality and modification of the offending provision shall be subject to the dispute resolution provision of paragraph 12 of this Agreement.

15.	Approvals. Each Party affirms for the other Party that no further approvals of or votes on this Agreement are required.

Visa Inc., Visa U.S.A. Inc., and Visa International Service Association

By:	/s/ Joshua R. Floum
Joshua R. Floum
General Counsel and Corporate Secretary
Visa Inc.
Dated: July 29, 2008

MasterCard International Incorporated and MasterCard Incorporated

By:	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel, Chief Franchise Officer & Corporate Secretary
MasterCard Incorporated
Dated: July 29, 2008